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                                  EXHIBIT 11.1





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
                                                                                EXHIBIT 11.1

                     FIRST FINANCIAL MANAGEMENT CORPORATION
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE


                                                                            Year Ended December 31,
                                                                  ------------------------------------------
                                                                         1993           1992            1991
                                                                  -----------   ------------   -------------
    AMOUNTS USED IN FULLY DILUTED                                    (In thousands, except per share data)
    INCOME PER SHARE COMPUTATIONS
    Continuing Operations:
        Income from continuing operations                          $  127,645      $  18,812       $  62,731
         Add interest expense, net of tax,
          applicable to convertible debentures                                                         2,766
                                                                   ----------      ---------       ---------
                                                                   $  127,645      $  18,812       $  65,497
                                                                   ==========      =========       =========
    Discontinued Operations:
        Income from discontinued operations,
           net of taxes                                                            $  36,900       $  30,737
        Loss on sale of discontinued operations,
           net of taxes                                                               (6,818)
         Add interest expense, net of tax,
          applicable to convertible debentures                                                         1,158
                                                                   ----------      ---------       ---------
                                                                   $        0      $  30,082       $  31,895
                                                                   ==========      =========       =========
    Consolidated:
        Net income                                                 $  127,645      $  48,894       $  93,468
         Add interest expense, net of tax, applicable
          to convertible debentures                                                                    3,924
                                                                   ----------      ---------       ---------
                                                                   $  127,645      $  48,894       $  97,392
                                                                   ==========      =========       =========
    WEIGHTED AVERAGE SHARES
    OUTSTANDING-FULLY DILUTED BASIS
        Weighted average number of common
          shares outstanding                                           60,845         59,058          47,506
        Shares issuable upon conversion of convertible
          debentures-considered as issued for all
          periods presented for purposes of fully diluted
          income per share computations                                                                5,529
                                                                   ----------      ---------       ---------
                                                                       60,845         59,058          53,035
                                                                   ==========      =========       =========

    INCOME PER SHARE-FULLY DILUTED
        Continuing operations                                      $     2.10      $    0.32       $    1.23
        Discontinued operations                                                         0.51            0.60
                                                                   ----------      ---------       ---------
            Net income                                             $     2.10      $    0.83       $    1.83
                                                                   ==========      =========       =========
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    Primary earnings per share figures for the years ended December 31, 1993,
    1992 and 1991 can be derived by using income amounts from the Consolidated
    Statements of Income together with the primary weighted average shares outstanding figures listed in Note A to the consolidated financial statements.

    FFMC completed its merger with International Banking Technologies, Inc.
    ("IBT") during the third quarter of 1993. This merger has been accounted for as a pooling of interests. Accordingly, the previously reported results for 1992 and 1991 have been restated to combine the results of FFMC and IBT. Per share amounts have been recalculated after adding the shares of FFMC common stock issued to effect the merger to weighted average share amounts.
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